Exhibit 10.3

Confidential Materials omitted and filed separately
with the Securities and Exchange Commission. Double asterisks denote omissions

This modification revises Sections C, and H of contract #200-2011-42084.
Section C.1.(m) is modified as follows:
(m) At least [**] business days prior to the product being ready for pick up by the SNS, the Contractor shall provide to the Contracting Officer and Contracting Officer's Representative (COR):
a. The date the product will be ready for loading on the truck(s) scheduled by the SNS
b. Physical address of the product pick up location (facility name, address, point of contact name and telephone number)
c. Number of pallets, vials, and doses to be loaded
And
at least [**] calendar days prior to the product being ready for pick up by the SNS, the Contractor shall provide the Contracting Officer and COR
a. Certificate(s) of Analysis
b. FDA Lot Release(s) for the lots to be delivered.
Section H.2- Non-disclosure Agreement for Contractor and Contractor Employees is replaced in its entirety in accordance with CDC Policy Manual, Information Security CDC-09, with the following:
Non-Disclosure Agreements for Contractor and Contractor Employees
H.2.1    The contractor shall prepare and submit a Non-Disclosure Agreement (NDA) to the Contracting Officer prior to access of government information or the commencement of work at CDC.
H.2.2    The NDA made part of this clause, Exhibit I and II is required in service contracts where positions and/or functions proposed to be filled by contractor's employees will have access to non-public and procure-ment-sensitive information.  The NDA also requires contractor's employees properly identify themselves as employees of a contractor when communicating or interacting with CDC employees, employees of other governmental entities (when communication or interaction relates to the contractor's work with the CDC), and members of the public.  The Federal Acquisition Regulation (FAR) 37.114(c), states "All contractor personnel attending meetings, answering Government telephones, and working in other situations where their contractor status is not obvious to third parties are required to identify themselves as such to avoid creating an impression in the minds of members of the public or Congress that they are Government officials, unless, in the judgment of the agency, no harm can come from failing to identify themselves.  They must also ensure that all documents or reports produced by contractors are suitably marked as contractor products or that contractor participation is appropriately disclosed."
H.2.3    The Contractor shall inform employees of the identification requirements by which they must abide and monitor employee compliance with the identification requirements.
H.2.4    During the contract performance period, the Contractor is responsible to ensure that all additional or replacement contractors' employees sign a NDA and it is submitted to the Contracting Officer prior to commencement of their work with the CDC.
H.2.5    Contractor employees in designated positions or functions that have not signed the appropriate NDA shall not have access to any non-public, procurement sensitive information or participate in government meeting where sensitive information may be discussed.
H.2.6            The Contractor shall prepare and maintain a current list of employees working under NDAs and submit to the Contracting Officer upon request during the contract period of performance.  The list should at a minimum include: contract number, employee's name, position, date of hire and NDA requirement.
EXHIBIT I
Centers for Disease Control and Prevention (CDC)
 Contractor Non-Disclosure Agreement
I.            Non-public Information
[Name of contractor] understands that in order to fulfill the responsibilities pursuant to [Contract name and number] between the Centers for Disease Control and Prevention and [Name of CDC contractor] dated [date], employees of [contractor] will have access to non-public information, including confidential and privileged information contained in government-owned information technology systems.  For purposes of this agreement, confidential information means government information that is not or will not be generally available to the public.  Privileged information means information which cannot be disclosed without prior written consent.
In order to properly safeguard non-public information, [contractor] agrees to ensure that prior to being granted access to government information or the commencement of work for the CDC, whichever is applicable, all employees will sign a Non-Disclosure Agreement (NDA) provided by the CDC prior to beginning work for the CDC.  Contractor agrees to submit to the contracting official the original signed copies of NDAs signed by the contractor's employees in accordance with the instructions provided by the contracting official.  Failure to provide signed NDAs in accordance with this agreement and instructions provided by the contracting official could delay or prevent the employee from commencing or continuing work at the CDC until such agreement is signed and returned to the contracting official.
Contractor further agrees tl1at it will not cause or encourage any employee to disclose, publish, divulge, release, or make known in any manner or to any extent, to any individual other than an authorized Government employee any non-public information that the employee may obtain in connection  with the performance of the employee's responsibilities to the CDC.
II.            Procurement-Sensitive Information
Contractor further agrees that it will not cause or encourage any employee to disclose, publish, divulge, release, or make known in any manner or to any extent, to any individual, other than an authorized Government employee, any procurement-sensitive information gained while in connection with fulfilling the employee's responsibilities at the CDC.  For purposes of this agreement, procurement-sensitive information includes, but is not limited to, all information in Statements of Work (SOW), Requests for Contract (RFC), and Requests for Proposal (RFP); Responses to RFPs, including questions from potential offerors; non-public information regarding procurements; all documents, conversations, discussions, data, correspondence, electronic mail (e-mail), presentations, or any other written or verbal communications relating to, concerning, or affecting proposed or pending solicitations or awards; procurement data; contract information plans; strategies; source selection information and documentation; offerors' identities; technical and cost data; the identity of government personnel involved in the solicitation; the schedule of key technical and procurement events in the award determination process; and any other information that may provide an unfair competitive advantage to a contractor or potential contractor if improperly disclosed to them, or any of their employees.
Contractor understands and agrees that employee access to any procurement-sensitive information may create a conflict of interest which will preclude contractor from becoming a competitor for any acquisition(s) resulting from this information. Therefore, if an employee participates in any discussions relating to procurement-sensitive information, assists in developing any procurement-sensitive information, or otherwise obtains any procurement-sensitive information during the course of performing duties at the CDC, contractor understands and agrees that contractor are be excluded from competing for any acquisition(s) resulting from this information.
III.            Identification of Non-Government Employees
Contractor understands that its employees are not agents of the Government.  Therefore, unless otherwise directed in writing by the CDC, contractor agrees to assist and monitor employee compliance with the following identification procedures:
A.
At the beginning of interactions with CDC employees, employees of other governmental entities, members of the public or the media (when such communication or interaction relates to the contractor's work with the CDC), contractors' employees will identify themselves as an employee of a contractor.

B.	Contractors' employees will include the following disclosures in all written communications, including outgoing electronic mail (e-mail) messages, in connection with contractual duties to the CDC:
Employee's name
Name of contractor
Center or office affiliation
Centers for Disease Control and Prevention
C.	At the beginning of telephone conversations or conference calls, contractors' employees will identify themselves as an employee of a contractor.
D.
Contractors should not wear any CDC logo on clothing, except for a CDC issued security badge while carrying out work for CDC or on CDC premises.  The only other exception is when a CDC management official has granted permission to use the CDC logo.

E.	Contractors' employees will program CDC voice mail message to identify themselves as an employee of a contractor.
I understand that federal laws including, 18 U.S.C. 641 and 18 U.S.C. 2071, provide criminal penalties for, among other things, unlawfully removing, destroying or converting to personal use, or use of another, any public records.  Contractor acknowledges that contractor has read and fully understands this agreement.
Name of contractor: _________________________________________________
Signature of Authorized Representative of Contractor: ______________________
Date: _______________________
Copies retained by: contracting official and contractor
EXHIBIT II
Centers for Disease Control and Prevention (CDC)
 Contractors' Employee Non-Disclosure Agreement

I.            Non-Public Information
I understand that in order to fulfill my responsibilities as an employee of [Name of CDC contractor], I will have access to non-public information, including confidential and privileged information contained in government-owned information technology systems.  For purposes of this agreement, confidential information means government information that is not or will not be generally available to the public.  Privileged information means information which cannot be disclosed without the prior written consent of the CDC.
I [Name of Employee], agree to use non-public information only in performance of my responsibilities to the CDC.  I agree further that I will not disclose, publish, divulge, release, or make known in any manner or to any extent, to any individual other than an authorized Government employee, any non-public information that I may obtain in connection with the performance of my responsibilities to the CDC.
II.            Procurement-Sensitive Information
I further agree that unless I have prior written permission from the CDC, I will not disclose, publish, divulge, release, or make known in any manner or to any extent, to any individual other than an authorized Government employee, any procurement-sensitive information gained in connection with the performance of my responsibilities to the CDC.  I specifically agree not to disclose any non-public, procurement-sensitive information to employees of my company or any other organization unless so authorized in writing by the CDC. For purposes of this agreement, procurement-sensitive information includes, but is not limited to, all information in Statements of Work (SOW), Requests for Contract (RFC), and Requests for Proposal (RFP); Responses to RFPs, including questions from potential offerors; non-public information regarding procurements; all documents, conversations, discussions, data, correspondence, electronic mail (e-mail), presentations, or any other written or verbal communication; relating to, concerning, or affecting proposed or pending solicitations or awards; procurement data; contract information plans; strategies; source selection information and documentation; offerors' identities; technical and cost data; the identity of government personal involved in the acquisition; the schedule of key technical and procurement events in the award determination process; and any other information that may provide an unfair competitive advantage to a contractor or potential contractor if improperly disclosed to them, or any of their employees.
I understand and agree that my access to any procurement-sensitive information may create a conflict of interest which will preclude me, my current employer, or a future employer from becoming a competitor for any resulting government acquisition derived from this information.  Therefore, if I participate in any discussions relating to procurement-sensitive information, assist in developing any procurement-sensitive information, or otherwise obtain any procurement-sensitive information during the course of performing my duties at the CDC, I understand and agree that I, my current employer, and any future employer(s) are excluded from competing for any resulting acquisitions.
III.	Special Non-Disclosure Clause for Contractors with Access to CDC Grants Management and Procurement-Related Information Technology Systems
In addition to complying with the non-disclosure requirements and safeguards stated above, I understand that my authorization to use CDC's grants management and procurement systems is strictly limited to the access and functions necessary for the performance of my responsibilities to the CDC and which have been approved in advance by the CDC. I understand that I am not authorized to enter procurement requests for any requirements pertaining to contracts or subcontracts held by me or my employer.
IV.            Identification as a Non-Government Employee
I understand that as an employee of a government contractor, I represent an independent organization and I am not an agent of the Government.  Therefore, I agree that unless I have prior written authorization from the CDC, I will, at the beginning of interactions with CDC employees, employees of other governmental entities, members of the public, or the media (when such communication or interaction relates to the contractor's work with the CDC), identify myself as an employee of a contractor.  I further agree to use the following identification procedures in connection with my work at the CDC:
A.  I will include the following disclosures in all written communications, including outgoing electronic mail (email) messages:
Employee's name
Name of contractor
Center or office affiliation
Centers for Disease Control and Prevention
B.  I will identify myself as an employee of a contractor at the beginning of telephone conversations or conference calls;
C.  I will not wear any CDC logo on clothing, except for a CDC issued security badge while carrying out work for CDC or on CDC premises; the only other exception is when a CDC management official has granted permission to use the CDC logo.
D.  I will program my CDC voice mail message to identify myself as a contractors' employee.
I understand that federal laws including, 18 U.S.C. 641 and 18 U.S.C. 2071, provide criminal penalties for, among other things, unlawfully removing, destroying or converting to personal use, or use of another, any public records. I acknowledge that I have read and fully understand this agreement
Name of contractor: ________________________________
Name of Employee:________________________________
Signature of Employee: _____________________________
Copies retained by: contracting official, contractor, and Employee
(End of Clause)
Consider all other terms and conditions of the contract unchanged and in full force and effect.